Second quarter 2024 Earnings Release

Exhibit 99.1

Walker & Dunlop Reports Second Quarter 2024 Financial Results

SECOND QUARTER 2024 HIGHLIGHTS

●	Total transaction volume of $8.4 billion, flat from Q2’23
●	Total revenues of $270.7 million, down 1% from Q2’23
●	Net income of $22.7 million and diluted earnings per share of $0.67, both down 18% from Q2’23
●	Adjusted EBITDA(1) of $80.9 million, up 15% from Q2’23
●	Adjusted core EPS(2) of $1.23, up 26% from Q2’23
●	Servicing portfolio of $132.8 billion as of June 30, 2024, up 5% from June 30, 2023
●	Declared quarterly dividend of $0.65 per share for the third quarter 2024

YEAR-TO-DATE 2024 HIGHLIGHTS

●	Total transaction volume of $14.8 billion, down 2% from 2023
●	Total revenues of $498.7 million, down 2% from 2023
●	Net income of $34.5 million and diluted earnings per share of $1.02, down 36% and 37%, respectively, from 2023
●	Adjusted EBITDA(1) of $155.1 million, up 12% from 2023
●	Adjusted core EPS(2) of $2.39, up 12% from 2023

BETHESDA, MD – AUGUST 8, 2024 – Walker & Dunlop, Inc. (NYSE: WD) (the “Company,” “Walker & Dunlop,” or “W&D”) reported quarterly total transaction volume of $8.4 billion, in line with last year’s second quarter, which drove total revenues of $270.7 million, down 1% year over year. Net income for the second quarter of 2024 was $22.7 million, or $0.67 per diluted share, both down 18% year over year. Adjusted EBITDA increased 15% to $80.9 million, reflecting the strength of the Company’s recurring revenue streams and recovery in transaction volumes. Adjusted core EPS, which removes primarily non-cash revenues and expenses, was up 26% year over year to $1.23. The Company’s Board of Directors declared a dividend of $0.65 per share for the third quarter 2024.

"The second quarter of 2024 was the first quarter in almost two years with consistent rates and the ability for commercial real estate owners to transact, pushing Walker & Dunlop's total transaction volume up 32% from Q1'24 to $8.4 billion,” commented Walker & Dunlop Chairman and CEO Willy Walker. “Increased transaction volumes, combined with our durable, recurring revenue streams from servicing and asset management, generated 3% growth in adjusted core EPS and 9% growth in adjusted EBITDA from the first quarter, evident of the momentum building in the market.”

Mr. Walker continued, “It is clear that rate stability and the need to deploy, and recycle, capital is driving increased transaction volumes from owners of commercial real estate, and Walker & Dunlop is extremely well positioned to outperform and take advantage of that growth.”

(1)	Adjusted EBITDA is a non-GAAP financial measure the Company presents to help investors better understand our operating performance. For a reconciliation of adjusted EBITDA to net income, refer to the sections of this press release below titled “Non-GAAP Financial Measures,” “Adjusted Financial Measure Reconciliation to GAAP” and “Adjusted Financial Measure Reconciliation to GAAP by Segment.”
(2)	Adjusted core EPS is a non-GAAP financial measure the Company presents to help investors better understand our operating performance. For a reconciliation of Adjusted core EPS to Diluted EPS, refer to the sections of this press release below titled “Non-GAAP Financial Measures” and “Adjusted Core EPS Reconciliation.”

Second quarter 2024 Earnings Release

CONSOLIDATED SECOND QUARTER 2024

OPERATING RESULTS

TRANSACTION VOLUMES
(in thousands)	Q2 2024	Q2 2023	$ Variance	% Variance
Fannie Mae	$1,510,804	$2,230,952	$(720,148)	(32)%
Freddie Mac	1,153,190	1,212,887	(59,697)	(5)
Ginnie Mae - HUD	185,898	147,773	38,125	26
Brokered (1)	3,852,851	3,316,223	536,628	16
Principal Lending and Investing (2)	214,975	-	214,975	N/A
Debt financing volume (3)	$6,917,718	$6,907,835	$9,883	-%
Property sales volume	1,530,783	1,504,383	26,400	2
Total transaction volume (3)	$8,448,501	$8,412,218	$36,283	-%
(1)	Brokered transactions for life insurance companies, commercial banks, and other capital sources.
(2)	Includes debt financing volumes from our interim loan program, our interim loan joint venture, and Walker & Dunlop Investment Partners, Inc. (“WDIP”) separate accounts.
(3)	Debt financing volume and total transaction volume increased less than 1% in Q2 2024.

DISCUSSION OF QUARTERLY RESULTS:

●	Debt financing volume and total transaction volume increased less than 1% in the second quarter of 2024. The increase in brokered volume was primarily offset by the decline in our transaction volume with Fannie Mae, largely reflective of Fannie Mae’s decline in debt financing volume.
●	The 16% increase in brokered volume was primarily the result of increased demand for capital, coupled with an increased supply of capital from life insurance companies, banks, CMBS and other private capital providers year over year.
●	Principal lending and investing volume, which represents originations for our investment management business, Walker & Dunlop Investment Partners (“WDIP”), increased primarily as a result of an increased supply of capital from new and existing funds managed by WDIP as well as an increase in market demand. Transaction activity was still limited in the second quarter of 2023 as the market was adjusting to a volatile rate environment and declining fundamentals for some asset classes.

MANAGED PORTFOLIO
(dollars in thousands, unless otherwise noted)	Q2 2024	Q2 2023	$ Variance	% Variance
Fannie Mae	$64,954,426	$61,356,554	$3,597,872	6%
Freddie Mac	39,938,411	38,287,200	1,651,211	4
Ginnie Mae - HUD	10,619,764	10,246,632	373,132	4
Brokered	17,239,417	16,684,115	555,302	3
Principal Lending and Investing	25,893	71,680	(45,787)	(64)
Total Servicing Portfolio	$132,777,911	$126,646,181	$6,131,730	5%
Assets under management	17,566,666	16,903,055	663,611	4
Total Managed Portfolio	$150,344,577	$143,549,236	$6,795,341	5%
Custodial escrow account balance at period end (in billions)	$2.7	$2.8
Weighted-average servicing fee rate (basis points)	24.1	24.3
Weighted-average remaining servicing portfolio term (years)	7.9	8.6

DISCUSSION OF QUARTERLY RESULTS:

●	Our servicing portfolio continues to expand with the addition of GSE debt financing volumes. Although debt financing volumes have been lower than in previous years, higher interest rates and lower levels of scheduled maturities have contributed to fewer loan payoffs within our servicing portfolio.
●	During the second quarter of 2024, we added $0.8 billion of net loans to our servicing portfolio, and over the past 12 months, we added $6.1 billion of net loans to our servicing portfolio, 92% of which were GSE or HUD (collectively, “Agency”) loans.

Second quarter 2024 Earnings Release

●	$11.0 billion of Agency loans in our servicing portfolio are scheduled to mature over the next two years. These loans, with a lower weighted-average servicing fee of 20.1 basis points, represent only 9% of the total Agency loans in our portfolio.
●	The mortgage servicing rights (“MSRs”) associated with our servicing portfolio had a fair value of $1.4 billion as of both June 30, 2024 and 2023.
●	Assets under management as of June 30, 2024 consisted of $15.2 billion of low-income housing tax credit (“LIHTC”) funds, $1.5 billion of debt funds, and $0.9 billion of equity funds managed by WDIP.

KEY PERFORMANCE METRICS
(in thousands, except per share amounts)	Q2 2024	Q2 2023	$ Variance	% Variance
Walker & Dunlop net income	$22,663	$27,635	$(4,972)	(18)%
Adjusted EBITDA	80,931	70,501	10,430	15
Diluted EPS	$0.67	$0.82	$(0.15)	(18)%
Adjusted core EPS	$1.23	$0.98	$0.25	26%
Operating margin	10%	13%
Return on equity	5	7
Key Expense Metrics (as a % of total revenues):
Personnel expenses	49%	49%
Other operating expenses	12	11

DISCUSSION OF QUARTERLY RESULTS:

●	Net income and diluted EPS both decreased 18% in the second quarter of 2024, compared to the same period in 2023, primarily driven by lower non-cash MSR revenues from lower Fannie Mae loan originations year over year, and a higher provision for loan losses. The 22% decrease in income from operations was partially offset by a lower estimated annual effective tax rate in the second quarter of 2024 than the second quarter of 2023 due to the timing of executive bonus compensation expense. The deductibility of executive compensation is limited for income tax purposes.
●	Adjusted EBITDA increased 15% year over year largely due to higher servicing fees, and placement fees and other interest income, partially offset by an increase in other operating expenses. Additionally, there were no net write-offs in the second quarter of 2024 compared to net writes-offs of $6.0 million in the second quarter of 2023.
●	Adjusted core EPS, which excludes, among other items, the impacts of non-cash MSR revenues and amortization, the provision for credit losses, and acquisition-related costs, such as amortization of intangible assets, was $1.23 in the second quarter of 2024, an increase of 26% year over year.
●	Operating margin decreased primarily due to changes in our non-cash activity, including: (i) a decline of MSR income due to lower Fannie Mae volume, and (ii) a change from a small benefit for credit losses in 2023 to a provision for credit losses in 2024. Additionally, other operating expenses increased year over year.
●	Return on equity declined primarily due to the 18% decrease in net income, partially offset by a less than 1% decrease in stockholders’ equity year over year.

Second quarter 2024 Earnings Release

KEY CREDIT METRICS
(in thousands)	Q2 2024	Q2 2023	$ Variance	% Variance
At-risk servicing portfolio (1)	$60,122,274	$56,430,098	$3,692,176	7%
Maximum exposure to at-risk portfolio (2)	12,222,290	11,346,580	875,710	8
Defaulted loans (3)	$48,560	$36,983	$11,577	31%
Key credit metrics (as a % of the at-risk portfolio):
Defaulted loans	0.08%	0.07%
Allowance for risk-sharing	0.05	0.06
Key credit metrics (as a % of maximum exposure):
Allowance for risk-sharing	0.25%	0.29%

(1)	At-risk servicing portfolio is defined as the balance of Fannie Mae Delegated Underwriting and Servicing (“DUS”) loans subject to the risk-sharing formula described below, as well as a small number of Freddie Mac loans on which we share in the risk of loss. Use of the at-risk portfolio provides for comparability of the full risk-sharing and modified risk-sharing loans because the provision and allowance for risk-sharing obligations are based on the at-risk balances of the associated loans. Accordingly, we have presented the key statistics as a percentage of the at-risk portfolio.

For example, a $15 million loan with 50% risk-sharing has the same potential risk exposure as a $7.5 million loan with full DUS risk sharing. Accordingly, if the $15 million loan with 50% risk-sharing were to default, we would view the overall loss as a percentage of the at-risk balance, or $7.5 million, to ensure comparability between all risk-sharing obligations. To date, substantially all of the risk-sharing obligations that we have settled have been from full risk-sharing loans.

(2)	Represents the maximum loss we would incur under our risk-sharing obligations if all of the loans we service, for which we retain some risk of loss, were to default and all of the collateral underlying these loans was determined to be without value at the time of settlement. The maximum exposure is not representative of the actual loss we would incur.
(3)	Defaulted loans represent loans in our Fannie Mae at-risk portfolio that are probable of foreclosure or that have foreclosed and for which we have recorded a collateral-based reserve (i.e., loans where we have assessed a probable loss). Other loans that are delinquent but not foreclosed or that are not probable of foreclosure are not included here. Additionally, loans that have foreclosed or are probable of foreclosure but are not expected to result in a loss to us are not included here.

DISCUSSION OF QUARTERLY RESULTS:

●	Our at-risk servicing portfolio, which is comprised of loans subject to a defined risk-sharing formula, increased primarily due to the level of Fannie Mae loans added to the portfolio during the past 12 months. We take credit risk exclusively on loans backed by multifamily assets and have no credit exposure to losses in any other sector of the commercial real estate lending market.
●	As of June 30, 2024, five at-risk loans were in default with an aggregate unpaid principal balance (“UPB”) of $48.6 million compared to two at-risk loans with an aggregate UPB of $37.0 million that were in default as of June 30, 2023. The collateral-based reserve on defaulted loans was $5.6 million and $3.5 million as of June 30, 2024 and June 30, 2023, respectively. The approximately 3,000 other loans in the at-risk servicing portfolio continue to exhibit strong credit quality, with very low levels of delinquencies and strong operating performance of the underlying properties in the portfolio.
●	During the first quarter of 2024, we repurchased a Fannie Mae loan for $13.5 million in cash. We have an immaterial reserve for credit losses related to this loan. In 2023, we received repurchase requests from Freddie Mac related to two loans with UPBs of $11.4 million and $34.8 million, respectively. We entered into a forbearance and indemnification agreement with Freddie Mac that, among other things, delayed the repurchases of these loans for six and 12 months, respectively, and transferred the risk of loss for both loans from Freddie Mac to Walker & Dunlop in the first quarter of 2024. As of June 30, 2024, our estimate of the fair value of the indemnification agreements was $4.6 million, an increase of $2.6 million from March 31, 2024, which is included in the provision for credit losses for the second quarter of 2024.

Second quarter 2024 Earnings Release

SECOND QUARTER 2024

FINANCIAL RESULTS BY SEGMENT

Interest expense on corporate debt is determined at a consolidated corporate level and allocated to each segment proportionally based on each segment’s use of that corporate debt. Income tax expense is determined at a consolidated corporate level and allocated to each segment proportionally based on each segment’s income from operations, except for significant, one-time tax activities, which are allocated entirely to the segment impacted by the tax activity. The following details explain the changes in these expense items at a consolidated corporate level:

●	Interest expense on corporate debt increased 5% from the second quarter of 2023, primarily as a result of an increase in interest rates year over year, as our term loan carries a floating interest rate.
●	Income tax expense decreased $2.6 million, or 25%, from the second quarter of 2023, primarily as a result of the 22% decrease in income from operations, as well as a decrease in the effective tax rate from 29% to 28% year over year.

FINANCIAL RESULTS - CAPITAL MARKETS
(in thousands)	Q2 2024	Q2 2023	$ Variance	% Variance
Loan origination and debt brokerage fees, net ("Origination fees")	$63,841	$64,574	$(733)	(1)%
Fair value of expected net cash flows from servicing, net ("MSR income")	33,349	42,058	(8,709)	(21)
Property sales broker fees	11,265	10,345	920	9
Net warehouse interest income (expense), loans held for sale ("LHFS")	(1,950)	(2,752)	802	(29)
Other revenues	11,665	11,760	(95)	(1)
Total revenues	$118,170	$125,985	$(7,815)	(6)%
Personnel	$92,480	$93,067	$(587)	(1)%
Amortization and depreciation	1,138	1,089	49	4
Interest expense on corporate debt	5,299	4,727	572	12
Other operating expenses	4,642	5,200	(558)	(11)
Total expenses	$103,559	$104,083	$(524)	(1)%
Income (loss) from operations	$14,611	$21,902	$(7,291)	(33)%
Income tax expense (benefit)	3,359	5,572	(2,213)	(40)
Net income (loss) before noncontrolling interests	$11,252	$16,330	$(5,078)	(31)%
Less: net income (loss) from noncontrolling interests	213	223	(10)	(4)
Walker & Dunlop net income (loss)	$11,039	$16,107	$(5,068)	(31)%
Key revenue metrics (as a % of debt financing volume):
Origination fee rate (1)	0.95%	0.93%
MSR rate (2)	0.50	0.61
Agency MSR rate (3)	1.17	1.17
Key performance metrics:
Operating margin	12%	17%
Adjusted EBITDA	$(8,532)	$(10,334)	$1,802	(17)%

(1)	Origination fees as a percentage of debt financing volume. Excludes the income and debt financing volume from Principal Lending and Investing.
(2)	MSR income as a percentage of debt financing volume. Excludes the income and debt financing volume from Principal Lending and Investing.
(3)	MSR income as a percentage of Agency debt financing volume.

Second quarter 2024 Earnings Release

CAPITAL MARKETS - DISCUSSION OF QUARTERLY RESULTS:

The Capital Markets segment includes our Agency lending, debt brokerage, property sales, appraisal and valuation services, investment banking, and housing market research businesses.

●	The decreases in our MSR income and MSR rate were primarily attributable to the 32% decrease in Fannie Mae debt financing volume. Fannie Mae volume as a percentage of total transaction volume decreased from 27% in the second quarter of 2023 to 18% in the second quarter of 2024. Additionally, the weighted-average duration of Fannie Mae loans decreased year over year due to the continued high interest rate environment. Partially offsetting these factors was an increase in the weighted-average servicing fee (“WASF”) on Fannie Mae loans. Fannie Mae loans have higher WASF than our other products, producing higher MSR income than our other product types.
●	There were no other significant changes from the second quarter of 2023 to the second quarter of 2024.

FINANCIAL RESULTS - SERVICING & ASSET MANAGEMENT
(in thousands)	Q2 2024	Q2 2023	$ Variance	% Variance
Origination fees	$1,493	$394	$1,099	279%
Servicing fees	80,418	77,061	3,357	4
Investment management fees	14,822	16,309	(1,487)	(9)
Net warehouse interest income, loans held for investment ("LHFI")	366	1,226	(860)	(70)
Placement fees and other interest income	37,170	32,337	4,833	15
Other revenues	13,963	15,513	(1,550)	(10)
Total revenues	$148,232	$142,840	$5,392	4%
Personnel	$20,077	$21,189	$(1,112)	(5)%
Amortization and depreciation	53,173	53,550	(377)	(1)
Provision (benefit) for credit losses	2,936	(734)	3,670	(500)
Interest expense on corporate debt	10,946	10,707	239	2
Other operating expenses	6,728	9,946	(3,218)	(32)
Total expenses	$93,860	$94,658	$(798)	(1)%
Income (loss) from operations	$54,372	$48,182	$6,190	13%
Income tax expense (benefit)	16,521	14,787	1,734	12
Net income (loss) before noncontrolling interests	$37,851	$33,395	$4,456	13%
Less: net income (loss) from noncontrolling interests	(2,581)	(2,337)	(244)	10
Walker & Dunlop net income (loss)	$40,432	$35,732	$4,700	13%
Key performance metrics:
Operating margin	37%	34%
Adjusted EBITDA	$124,502	$108,459	$16,043	15%

SERVICING & ASSET MANAGEMENT - DISCUSSION OF QUARTERLY RESULTS:

The Servicing & Asset Management segment includes loan servicing, principal lending and investing, management of third-party capital invested in tax credit equity funds focused on the affordable housing sector and other commercial real estate, and real estate-related investment banking and advisory services.

●	The $6.1 billion net increase in the servicing portfolio over the past 12 months was the principal driver of the growth in servicing fees year over year, partially offset by a slight decrease in the servicing portfolio’s WASF.
●	Investment management fees decreased primarily as a result of a decline in revenue from our Principal Investing funds due to lower asset sales year over year.
●	Placement fees and other interest income increased primarily as a result of higher placement fees earned on escrow deposits related to higher short-term interest rates.

Second quarter 2024 Earnings Release

●	Other revenues primarily decreased as a result of lower syndication revenues related to lower equity syndication volume year over year.
●	The provision for credit losses in 2024 was primarily attributable to losses related to the forbearance and indemnification agreement with Freddie Mac as noted above. The benefit for credit losses in 2023 was driven by an update in our collateral-based reserve for a property that was settled with Fannie Mae.
●	Other operating expenses decreased primarily as a result of decreased miscellaneous expenses year over year, largely from our affordable operations.

FINANCIAL RESULTS - CORPORATE
(in thousands)	Q2 2024	Q2 2023	$ Variance	% Variance
Other interest income	$3,870	$3,049	$821	27%
Other revenues	404	741	(337)	(45)
Total revenues	$4,274	$3,790	$484	13%
Personnel	$20,510	$19,049	$1,461	8%
Amortization and depreciation	1,732	1,653	79	5
Interest expense on corporate debt	1,629	1,576	53	3
Other operating expenses	21,189	15,584	5,605	36
Total expenses	$45,060	$37,862	$7,198	19%
Income (loss) from operations	$(40,786)	$(34,072)	$(6,714)	20%
Income tax expense (benefit)	(11,978)	(9,868)	(2,110)	21
Walker & Dunlop net income (loss)	$(28,808)	$(24,204)	$(4,604)	19%
Key performance metric:
Adjusted EBITDA	$(35,039)	$(27,624)	$(7,415)	27%

CORPORATE - DISCUSSION OF QUARTERLY RESULTS:

The Corporate segment consists of corporate-level activities including accounting, information technology, legal, human resources, marketing, internal audit, and various other corporate groups (“support functions”). The Company does not allocate costs from these support functions to its other segments in presenting segment operating results.

●	The increase in personnel expense was primarily driven by increases in variable compensation arrangements, including our subjective bonus compensation expense.
●	Other operating expenses increased primarily due to increases in travel and entertainment costs, as we held an all company retreat in the second quarter of 2024, something we did not do in 2023. The retreat is an important part of the Walker & Dunlop community and corporate culture. Annual increases in multi-year software and data contracts used throughout our business also contributed to the increase in other operating expenses.

Second quarter 2024 Earnings Release

YEAR-TO-DATE 2024

CONSOLIDATED OPERATING RESULTS

Interest expense on corporate debt is determined at a consolidated corporate level and allocated to each segment proportionally based on each segment’s use of that corporate debt. Income tax expense is determined at a consolidated corporate level and allocated to each segment proportionally based on each segment’s income from operations, except for significant, one-time tax activities, which are allocated entirely to the segment impacted by the tax activity. The following details explain the changes in these expense items at a consolidated corporate level:

●	Interest expense on corporate debt increased $3.2 million, or 10%, from the second quarter of 2023, primarily as a result of an increase in interest rates year over year, as our term loan carries a floating interest rate.
●	Income tax expense decreased $6.9 million, or 39%, from the second quarter of 2023, primarily as a result of the 41% decrease in income from operations.

OPERATING RESULTS AND KEY PERFORMANCE METRICS
(in thousands)	YTD Q2 2024	YTD Q2 2023	$ Variance	% Variance
Debt financing volume	$12,145,026	$11,733,633	$411,393	4%
Property sales volume	2,697,934	3,399,065	(701,131)	(21)
Total transaction volume	$14,842,960	$15,132,698	$(289,738)	(2)%
Total revenues	498,735	511,361	(12,626)	(2)
Total expenses	456,859	440,744	16,115	4
Walker & Dunlop net income	$34,529	$54,300	$(19,771)	(36)%
Adjusted EBITDA	155,067	138,476	16,591	12
Diluted EPS	$1.02	$1.61	$(0.59)	(37)%
Adjusted core EPS	$2.39	$2.14	$0.25	12%
Operating margin	8%	14%
Return on equity	4	6

DISCUSSION OF YEAR-TO-DATE-RESULTS:

●	The decrease in total transaction volume was primarily driven by a 22% decrease in Agency debt financing volume and a 21% decrease in property sales volume, partially offset by the 26% increase in brokered debt financing volume.
●	The 36% decrease in Walker & Dunlop net income was primarily a result of a 41% decrease in income from operations driven by: (i) a decline in non-cash MSR revenues from lower Agency financing volume; (ii) higher provision for loan loss expense in 2024 compared to a net benefit in 2023; (iii) a write-off of debt premium related to the payoff of fixed-rate debt in 2023 with no comparable activity in 2024; and (iv) lower investment banking revenues year over year as we closed the largest investment banking transaction in our history in 2023 with no similar transaction this year. These were partially offset by an increase in losses allocated to noncontrolling interests.
●	The increase in adjusted EBITDA was primarily the result of increased placement fees and other interest income, higher servicing fees, and decreased personnel expenses, partially offset by decreases in origination fees, investment banking revenues, and an increase in other operating expenses. Additionally, there were no net write offs in 2024 compared to $6.0 million in 2023.
●	Diluted EPS decreased 37% year over year, compared to a 12% increase in our adjusted core EPS year over year. As explained above, the decrease in income from operations year over year was driven largely by reductions in non-cash revenues or atypical transaction related drivers, like a debt refinancing, which are removed from adjusted core EPS. Diluted EPS incorporates the impact of those items and decreased year over year, while adjusted core EPS excludes those items and reflects the year over year growth of our recurring revenue streams.
●	Operating margin decreased primarily due to changes in our non-cash activity, including: (i) a decline of MSR income due to lower Fannie Mae volume, and (ii) a change from a large benefit for credit losses in 2023 to a provision for credit losses in 2024. Additionally, other operating expenses increased year over year.

Second quarter 2024 Earnings Release

●	Return on equity declined due to a 36% decrease in net income, partially offset by a less than 1% decrease in stockholders’ equity year over year.

YEAR-TO-DATE 2024

FINANCIAL RESULTS BY SEGMENT

FINANCIAL RESULTS - CAPITAL MARKETS
(in thousands)	YTD Q2 2024	YTD Q2 2023	$ Variance	% Variance
Origination fees	$107,541	$111,530	$(3,989)	(4)%
MSR income	54,247	72,071	(17,824)	(25)
Property sales broker fees	20,086	21,969	(1,883)	(9)
Net warehouse interest income (expense), LHFS	(3,524)	(4,441)	917	(21)
Other revenues	21,717	28,860	(7,143)	(25)
Total revenues	$200,067	$229,989	$(29,922)	(13)%
Personnel	$171,667	$183,529	$(11,862)	(6)%
Amortization and depreciation	2,275	2,275	—	-
Interest expense on corporate debt	10,150	8,996	1,154	13
Other operating expenses	9,694	10,844	(1,150)	(11)
Total expenses	$193,786	$205,644	$(11,858)	(6)%
Income (loss) from operations	$6,281	$24,345	$(18,064)	(74)%
Income tax expense (benefit)	1,615	6,076	(4,461)	(73)
Net income (loss) before noncontrolling interests	$4,666	$18,269	$(13,603)	(74)%
Less: net income (loss) from noncontrolling interests	327	1,658	(1,331)	(80)
Walker & Dunlop net income (loss)	$4,339	$16,611	$(12,272)	(74)%
Key revenue metrics (as a % of debt financing volume):
Origination fee margin	0.90%	0.95%
MSR margin	0.46	0.61
Agency MSR margin	1.14	1.19
Key performance metrics:
Operating margin	3%	11%
Adjusted EBITDA	$(27,829)	$(29,021)	$1,192	(4)%

CAPITAL MARKETS - DISCUSSION OF YEAR-TO-DATE-RESULTS:

●	The decrease in origination fees was primarily the result of a change in the mix of our debt financing volume, driven by an increase in brokered debt financing volume as a percentage of total debt financing volume and a decrease in Fannie Mae volume as a percentage of total debt financing volume, partially offset by an increase in overall debt financing volume. The change in the mix of our debt financing volume also led to the drop in the origination fee margin. Fannie Mae debt financing is our most-profitable product, while brokered debt financing is our least profitable.
●	The decrease in MSR income is primarily attributable to a 33% decrease in Fannie Mae debt financing volume. Additionally, the weighted-average duration of Fannie Mae loans decreased year over year due to the continued high interest rate environment. Partially offsetting these factors was an increase in the WASF on Fannie Mae loans.
●	The decrease in other revenues was primarily related to the closing of the largest investment banking deal in the Company’s history, a $7.5 million transaction, which closed in the first quarter of 2023, with no comparable activity in 2024.
●	Personnel expenses decreased primarily due to a decrease in commission costs on lower origination and property sales broker fees, combined with a decrease in other personnel costs due to lower headcount. Our lower headcount was due to a workforce reduction undertaken in the second quarter of 2023.

Second quarter 2024 Earnings Release

FINANCIAL RESULTS - SERVICING & ASSET MANAGEMENT
(in thousands)	YTD Q2 2024	YTD Q2 2023	$ Variance	% Variance
Origination fees	$1,533	$522	$1,011	194%
Servicing fees	160,461	152,827	7,634	5
Investment management fees	28,342	31,482	(3,140)	(10)
Net warehouse interest income, LHFI	824	2,916	(2,092)	(72)
Placement fees and other interest income	72,773	61,161	11,612	19
Other revenues	25,534	27,128	(1,594)	(6)
Total revenues	$289,467	$276,036	$13,431	5%
Personnel	$38,132	$36,530	$1,602	4%
Amortization and depreciation	106,244	107,560	(1,316)	(1)
Provision (benefit) for credit losses	3,460	(11,509)	14,969	(130)
Interest expense on corporate debt	22,137	20,289	1,848	9
Other operating expenses	11,851	11,426	425	4
Total expenses	$181,824	$164,296	$17,528	11%
Income (loss) from operations	$107,643	$111,740	$(4,097)	(4)%
Income tax expense (benefit)	27,674	27,891	(217)	(1)
Net income (loss) before noncontrolling interests	$79,969	$83,849	$(3,880)	(5)%
Less: net income (loss) from noncontrolling interests	(3,746)	(2,967)	(779)	26
Walker & Dunlop net income (loss)	$83,715	$86,816	$(3,101)	(4)%
Key performance metrics:
Operating margin	37%	40%
Adjusted EBITDA	$244,159	$221,434	$22,725	10%

SERVICING & ASSET MANAGEMENT - DISCUSSION OF YEAR-TO-DATE-RESULTS:

●	The $6.1 billion net increase in the servicing portfolio over the past 12 months was the principal driver of the growth in servicing fees year over year, partially offset by a decrease in the servicing portfolio’s weighted-average servicing fee.
●	Investment management fees decreased primarily as a result of a decline in revenue from our LIHTC funds due to fewer dispositions year over year.
●	Placement fees and other interest income increased largely as a result of higher placement fees earned on those escrow deposits due to higher short-term interest rates.
●	The provision for credit losses in 2024 was primarily attributable to the estimated fair value of the liability related to the forbearance and indemnification agreements with Freddie Mac noted above, partially offset by a small benefit for risk-sharing obligations resulting from an update to our historical loss rate and forecast-period loss rate. The benefit for credit losses in 2023 was primarily due to the annual update of our historical loss rate and forecast-period loss rates that resulted in a decrease to the calculated expected credit losses.

Second quarter 2024 Earnings Release

FINANCIAL RESULTS - CORPORATE
(in thousands)	YTD Q2 2024	YTD Q2 2023	$ Variance	% Variance
Other interest income	$7,669	$5,149	$2,520	49%
Other revenues	1,532	187	1,345	719
Total revenues	$9,201	$5,336	$3,865	72%
Personnel	$34,731	$31,859	$2,872	9%
Amortization and depreciation	3,415	3,423	(8)	(0)
Interest expense on corporate debt	3,246	2,999	247	8
Other operating expenses	39,857	32,523	7,334	23
Total expenses	$81,249	$70,804	$10,445	15%
Income (loss) from operations	$(72,048)	$(65,468)	$(6,580)	10%
Income tax expense (benefit)	(18,523)	(16,341)	(2,182)	13
Walker & Dunlop net income (loss)	$(53,525)	$(49,127)	$(4,398)	9%
Key performance metric:
Adjusted EBITDA	$(61,263)	$(53,937)	$(7,326)	14%

CORPORATE - DISCUSSION OF YEAR-TO-DATE-RESULTS:

●	Total revenues increased as a result of higher interest income earned on our corporate and fund cash balances due to the elevated short-term interest rate environment, combined with an increase in income from equity-method investments.
●	The increase in personnel expense was primarily related to increases in variable compensation, including our subjective bonus compensation expense, partially offset by decreases in salaries and benefits and stock compensation expenses, driven by lower headcount as a result of our workforce reduction undertaken in the second quarter of 2023 and the departure of two executives.
●	The increase in other operating expenses was primarily the result of increased travel and entertainment, software, and miscellaneous expenses year over year.

CAPITAL SOURCES AND USES

On August 7, 2024, the Company’s Board of Directors declared a dividend of $0.65 per share for the third quarter of 2024. The dividend will be paid on September 6, 2024, to all holders of record of the Company’s restricted and unrestricted common stock as of August 22, 2024.

In May 2024, the Company entered into a second amendment to the existing credit agreement that, among other things, decreased the interest rate of the incremental $200 million borrowing by 0.75% per annum, to Term SOFR plus 2.25% per annum, and combined the incremental term loan with the initial term loan to create a single fungible $800 million senior secured term loan.

On February 14, 2024, our Board of Directors authorized the repurchase of up to $75.0 million of the Company’s outstanding common stock over a 12-month period ending February 23, 2025 (“2024 Share Repurchase Program”). We have not repurchased any shares of common stock under the 2024 Share Repurchase Program.

Any purchases made pursuant to the 2024 Share Repurchase Program will be made in the open market or in privately negotiated transactions, from time to time, as permitted by federal securities laws and other legal requirements. The timing, manner, price and amount of any repurchases will be determined by the Company in its discretion and will be subject to economic and market conditions, stock price, applicable legal requirements and other factors. The repurchase program may be suspended or discontinued at any time.

Second quarter 2024 Earnings Release

CONFERENCE CALL INFORMATION

Listeners can access the Company’s quarterly conference call for more information regarding our financial results via the dial-in number and webcast link below. Presentation materials related to the conference call will be posted to the Investor Relations section of the Company’s website prior to the call. An audio replay will also be available on the Investor Relations section of the Company’s website, along with the presentation materials.

Earnings Call:	Thursday, August 8, 2024 at 8:30am EST
Phone:	(888) 256-1007 from within the United States; (773) 305-6853 from outside the United States
Confirmation Code:	5034007
Webcast Link:	https://event.webcasts.com/starthere.jsp?ei=1655292&tp_key=5b0e21c116

ABOUT WALKER & DUNLOP

Walker & Dunlop (NYSE: WD) is one of the largest commercial real estate finance and advisory services firms in the United States. Our ideas and capital create communities where people live, work, shop, and play. The diversity of our people, breadth of our brand and technological capabilities make us one of the most insightful and client-focused firms in the commercial real estate industry.

NON-GAAP FINANCIAL MEASURES

To supplement our financial statements presented in accordance with United States generally accepted accounting principles (“GAAP”), the Company uses adjusted EBITDA, adjusted core net income, and adjusted core EPS, which are non-GAAP financial measures. The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. When analyzing our operating performance, readers should use adjusted EBITDA, adjusted core net income, and adjusted core EPS in addition to, and not as an alternative for, net income and diluted EPS.

Adjusted core net income and adjusted core EPS represent net income adjusted for amortization and depreciation, provision (benefit) for credit losses, net write-offs, the fair value of expected net cash flows from servicing, net, the income statement impact from periodic revaluation and accretion associated with contingent consideration liabilities related to acquired companies, and other one-time adjustments, such as goodwill impairment. Adjusted EBITDA represents net income before income taxes, interest expense on our corporate debt, and amortization and depreciation, adjusted for provision (benefit) for credit losses, net write-offs, stock-based compensation expense, the fair value of expected net cash flows from servicing, net, the write-off of the unamortized balance of premium associated with the repayment of a portion of our corporate debt, goodwill impairment, and contingent consideration liability fair value adjustments when the fair value adjustment is a triggering event for a goodwill impairment assessment. Furthermore, adjusted EBITDA is not intended to be a measure of free cash flow for our management's discretionary use, as it does not reflect certain cash requirements such as tax and debt service payments. The amounts shown for adjusted EBITDA may also differ from the amounts calculated under similarly titled definitions in our debt instruments, which are further adjusted to reflect certain other cash and non-cash charges that are used to determine compliance with financial covenants. Because not all companies use identical calculations, our presentation of adjusted EBITDA, adjusted core net income and adjusted core EPS may not be comparable to similarly titled measures of other companies.

We use adjusted EBITDA, adjusted core net income, and adjusted core EPS to evaluate the operating performance of our business, for comparison with forecasts and strategic plans and for benchmarking performance externally against competitors. We believe that these non-GAAP measures, when read in conjunction with the Company's GAAP financial information, provide useful information to investors by offering:

●	the ability to make more meaningful period-to-period comparisons of the Company's on-going operating results;
●	the ability to better identify trends in the Company's underlying business and perform related trend analyses; and
●	a better understanding of how management plans and measures the Company's underlying business.

Second quarter 2024 Earnings Release

We believe that these non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP and that these non-GAAP financial measures should only be used to evaluate the Company's results of operations in conjunction with the Company’s GAAP financial information. For more information on adjusted EBITDA, adjusted core net income, and adjusted core EPS, refer to the section of this press release below titled “Adjusted Financial Measure Reconciliation to GAAP” and “Adjusted Financial Measure Reconciliation to GAAP By Segment.”

FORWARD-LOOKING STATEMENTS

Some of the statements contained in this press release may constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans, or intentions.

The forward-looking statements contained in this press release reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ significantly from those expressed or contemplated in any forward-looking statement.

While forward-looking statements reflect our good faith projections, assumptions and expectations, they are not guarantees of future results. Furthermore, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by applicable law. Factors that could cause our results to differ materially include, but are not limited to: (1) general economic conditions and multifamily and commercial real estate market conditions, (2) changes in interest rates, (3) regulatory and/or legislative changes to Freddie Mac, Fannie Mae or HUD, (4) our ability to retain and attract loan originators and other professionals, (5) success of our various investments funded with corporate capital, and (6) changes in federal government fiscal and monetary policies, including any constraints or cuts in federal funds allocated to HUD for loan originations.

For a further discussion of these and other factors that could cause future results to differ materially from those expressed or contemplated in any forward-looking statements, see the section titled “Risk Factors” in our most recent Annual Report on Form 10-K and any updates or supplements in subsequent Quarterly Reports on Form 10-Q and our other filings with the SEC. Such filings are available publicly on our Investor Relations web page at www.walkerdunlop.com.

CONTACT US

Headquarters: 7272 Wisconsin Avenue, Suite 1300 Bethesda, Maryland 20814 Phone 301.215.5500 info@walkeranddunlop.com	Investors: Kelsey Duffey Senior Vice President, Investor Relations Phone 301.202.3207 investorrelations@walkeranddunlop.com	Media: Carol McNerney Chief Marketing Officer Phone 301.215.5515 info@walkeranddunlop.com

Second quarter 2024 Earnings Release

Walker & Dunlop, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

Unaudited

	June 30,	March 31,	December 31,	September 30,	June 30,
	2024	2024	2023	2023	2023
(in thousands)
Assets
Cash and cash equivalents	$208,095	$216,532	$328,698	$236,321	$228,091
Restricted cash	35,460	21,071	21,422	17,768	21,769
Pledged securities, at fair value	197,936	190,679	184,081	177,509	170,666
Loans held for sale, at fair value	814,883	497,933	594,998	758,926	1,303,686
Mortgage servicing rights	850,831	881,834	907,415	921,746	932,131
Goodwill	901,710	901,710	901,710	949,710	963,710
Other intangible assets	174,467	178,221	181,975	185,927	189,919
Receivables, net	272,827	250,406	233,563	265,234	242,397
Committed investments in tax credit equity	151,674	122,332	154,028	212,296	165,136
Other assets	567,515	565,194	544,457	552,414	589,919
Total assets	$4,175,398	$3,825,912	$4,052,347	$4,277,851	$4,807,424

Liabilities
Warehouse notes payable	$810,114	$521,977	$596,178	$790,742	$1,342,187
Notes payable	770,707	772,037	773,358	774,677	775,995
Allowance for risk-sharing obligations	30,477	30,124	31,601	30,957	32,410
Commitments to fund investments in tax credit equity	134,493	114,206	140,259	196,250	156,617
Other liabilities	695,813	651,660	764,822	754,234	775,718
Total liabilities	$2,441,604	$2,090,004	$2,306,218	$2,546,860	$3,082,927

Stockholders' Equity
Common stock	$331	$331	$329	$328	$327
Additional paid-in capital	407,426	427,184	425,488	420,062	412,182
Accumulated other comprehensive income (loss)	415	(492)	(479)	(1,864)	(1,465)
Retained earnings	1,288,728	1,288,313	1,298,412	1,287,653	1,287,334
Total stockholders’ equity	$1,696,900	$1,715,336	$1,723,750	$1,706,179	$1,698,378
Noncontrolling interests	36,894	20,572	22,379	24,812	26,119
Total equity	$1,733,794	$1,735,908	$1,746,129	$1,730,991	$1,724,497
Commitments and contingencies	—	—	—	—	—
Total liabilities and stockholders' equity	$4,175,398	$3,825,912	$4,052,347	$4,277,851	$4,807,424

Second quarter 2024 Earnings Release

Walker & Dunlop, Inc. and Subsidiaries

Condensed Consolidated Statements of Income and Comprehensive Income

Unaudited

	Quarterly Trends					Six months ended
						June 30,
(in thousands, except per share amounts)	Q2 2024	Q1 2024	Q4 2023	Q3 2023	Q2 2023	2024	2023
Revenues
Origination fees	$65,334	$43,740	$66,208	$56,149	$64,968	$109,074	$112,052
MSR income	33,349	20,898	34,471	35,375	42,058	54,247	72,071
Servicing fees	80,418	80,043	79,887	79,200	77,061	160,461	152,827
Property sales broker fees	11,265	8,821	15,135	16,862	10,345	20,086	21,969
Investment management fees	14,822	13,520	537	13,362	16,309	28,342	31,482
Net warehouse interest income (expense)	(1,584)	(1,116)	(2,077)	(2,031)	(1,526)	(2,700)	(1,525)
Placement fees and other interest income	41,040	39,402	45,210	43,000	35,386	80,442	66,310
Other revenues	26,032	22,751	34,965	26,826	28,014	48,783	56,175
Total revenues	$270,676	$228,059	$274,336	$268,743	$272,615	$498,735	$511,361

Expenses
Personnel	$133,067	$111,463	$125,865	$136,507	$133,305	$244,530	$251,918
Amortization and depreciation	56,043	55,891	56,015	57,479	56,292	111,934	113,258
Provision (benefit) for credit losses	2,936	524	636	421	(734)	3,460	(11,509)
Interest expense on corporate debt	17,874	17,659	18,598	17,594	17,010	35,533	32,284
Goodwill impairment	—	—	48,000	14,000	—	—	—
Fair value adjustments to contingent consideration liabilities	—	—	(48,500)	(14,000)	—	—	—
Other operating expenses	32,559	28,843	34,355	28,529	30,730	61,402	54,793
Total expenses	$242,479	$214,380	$234,969	$240,530	$236,603	$456,859	$440,744
Income from operations	$28,197	$13,679	$39,367	$28,213	$36,012	$41,876	$70,617
Income tax expense	7,902	2,864	10,331	7,069	10,491	10,766	17,626
Net income before noncontrolling interests	$20,295	$10,815	$29,036	$21,144	$25,521	$31,110	$52,991
Less: net income (loss) from noncontrolling interests	(2,368)	(1,051)	(2,563)	(314)	(2,114)	(3,419)	(1,309)
Walker & Dunlop net income	$22,663	$11,866	$31,599	$21,458	$27,635	$34,529	$54,300
Net change in unrealized gains (losses) on pledged available-for-sale securities, net of taxes	907	(13)	1,385	(399)	156	894	103
Walker & Dunlop comprehensive income	$23,570	$11,853	$32,984	$21,059	$27,791	$35,423	$54,403

Effective Tax Rate	28%	21%	26%	25%	29%	26%	25%

Basic earnings per share	$0.67	$0.35	$0.94	$0.64	$0.82	$1.02	$1.62
Diluted earnings per share	0.67	0.35	0.93	0.64	0.82	1.02	1.61
Cash dividends paid per common share	0.65	0.65	0.63	0.63	0.63	1.30	1.26

Basic weighted-average shares outstanding	33,121	32,978	32,825	32,737	32,695	33,050	32,612
Diluted weighted-average shares outstanding	33,154	33,048	32,941	32,895	32,851	33,101	32,834

Second quarter 2024 Earnings Release

SUPPLEMENTAL OPERATING DATA

Unaudited

	Quarterly Trends					Six months ended
						June 30,
(in thousands, except per share data and unless otherwise noted)	Q2 2024	Q1 2024	Q4 2023	Q3 2023	Q2 2023	2024	2023
Transaction Volume:
Components of Debt Financing Volume
Fannie Mae	$1,510,804	$903,368	$1,692,405	$1,739,332	$2,230,952	$2,414,172	$3,589,660
Freddie Mac	1,153,190	974,926	1,308,263	1,072,048	1,212,887	2,128,116	2,188,624
Ginnie Mae - HUD	185,898	14,140	316,960	86,557	147,773	200,038	275,372
Brokered (1)	3,852,851	3,319,074	2,885,454	3,149,457	3,316,223	7,171,925	5,679,977
Principal Lending and Investing (2)	214,975	15,800	218,750	—	—	230,775	—
Total Debt Financing Volume	$6,917,718	$5,227,308	$6,421,832	$6,047,394	$6,907,835	$12,145,026	$11,733,633
Property Sales Volume	1,530,783	1,167,151	2,877,399	2,508,073	1,504,383	2,697,934	3,399,065
Total Transaction Volume	$8,448,501	$6,394,459	$9,299,231	$8,555,467	$8,412,218	$14,842,960	$15,132,698

Key Performance Metrics:
Operating margin	10%	6%	14%	10%	13%	8%	14%
Return on equity	5	3	7	5	7	4	6
Walker & Dunlop net income	$22,663	$11,866	$31,599	$21,458	$27,635	$34,529	$54,300
Adjusted EBITDA (3)	80,931	74,136	87,582	74,065	70,501	155,067	138,476
Diluted EPS	0.67	0.35	0.93	0.64	0.82	1.02	1.61
Adjusted core EPS (4)	1.23	1.19	1.42	1.11	0.98	2.39	2.14

Key Expense Metrics (as a percentage of total revenues):
Personnel expenses	49%	49%	46%	51%	49%	49%	49%
Other operating expenses	12	13	13	11	11	12	11
Key Revenue Metrics (as a percentage of debt financing volume):
Origination fee rate (5)	0.95%	0.84%	1.05%	0.93%	0.93%	0.90%	0.95%
MSR rate (6)	0.50	0.40	0.56	0.58	0.61	0.46	0.61
Agency MSR rate (7)	1.17	1.10	1.04	1.22	1.17	1.14	1.19

Other Data:
Market capitalization at period end	$3,311,629	$3,406,853	$3,719,589	$2,433,494	$2,586,519
Closing share price at period end	$98.20	$101.06	$111.01	$74.24	$79.09
Average headcount	1,321	1,323	1,341	1,344	1,385

Components of Servicing Portfolio (end of period):
Fannie Mae	$64,954,426	$64,349,886	$63,699,106	$62,850,853	$61,356,554
Freddie Mac	39,938,411	39,665,386	39,330,545	38,656,136	38,287,200
Ginnie Mae - HUD	10,619,764	10,595,841	10,460,884	10,320,520	10,246,632
Brokered (8)	17,239,417	17,312,513	16,940,850	17,091,925	16,684,115
Principal Lending and Investing (9)	25,893	40,139	40,139	40,000	71,680
Total Servicing Portfolio	$132,777,911	$131,963,765	$130,471,524	$128,959,434	$126,646,181
Assets under management (10)	17,566,666	17,465,398	17,321,452	17,334,877	16,903,055
Total Managed Portfolio	$150,344,577	$149,429,163	$147,792,976	$146,294,311	$143,549,236

Key Servicing Portfolio Metrics (end of period):
Custodial escrow deposit balance (in billions)	$2.7	$2.3	$2.7	$2.8	$2.8
Weighted-average servicing fee rate (basis points)	24.1	24.0	24.1	24.2	24.3
Weighted-average remaining servicing portfolio term (years)	7.9	8.0	8.2	8.4	8.6

(1)	Brokered transactions for life insurance companies, commercial banks, and other capital sources.
(2)	Includes debt financing volumes from our interim lending platform, our interim lending joint venture, and WDIP separate accounts.
(3)	This is a non-GAAP financial measure. For more information on adjusted EBITDA, refer to the section above titled “Non-GAAP Financial Measures.”
(4)	This is a non-GAAP financial measure. For more information on adjusted core EPS, refer to the section above titled “Non-GAAP Financial Measures.”
(5)	Origination fees as a percentage of debt financing volume. Excludes the income and debt financing volume from Principal Lending and Investing.
(6)	MSR income as a percentage of debt financing volume. Excludes the income and debt financing volume from Principal Lending and Investing.
(7)	MSR income as a percentage of Agency debt financing volume.
(8)	Brokered loans serviced primarily for life insurance companies.
(9)	Consists of interim loans not managed for our interim loan joint venture.
(10)	Walker & Dunlop Affordable Equity, assets under management, commercial real estate loans and funds managed by WDIP, and interim loans serviced for our interim loan joint venture.

Second quarter 2024 Earnings Release

KEY CREDIT METRICS

Unaudited

	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2024	2024	2023	2023	2023
Risk-sharing servicing portfolio:
Fannie Mae Full Risk	$55,915,670	$55,236,618	$54,583,555	$53,549,966	$52,383,701
Fannie Mae Modified Risk	9,038,756	9,113,268	9,115,551	9,295,368	8,947,292
Freddie Mac Modified Risk	69,510	69,510	23,415	23,415	23,515
Total risk-sharing servicing portfolio	$65,023,936	$64,419,396	$63,722,521	$62,868,749	$61,354,508

Non-risk-sharing servicing portfolio:
Fannie Mae No Risk	$—	$—	$—	$5,519	$25,561
Freddie Mac No Risk	39,868,901	39,595,876	39,307,130	38,632,721	38,263,685
GNMA - HUD No Risk	10,619,764	10,595,841	10,460,884	10,320,520	10,246,632
Brokered	17,239,417	17,312,513	16,940,850	17,091,925	16,684,115
Total non-risk-sharing servicing portfolio	$67,728,082	$67,504,230	$66,708,864	$66,050,685	$65,219,993
Total loans serviced for others	$132,752,018	$131,923,626	$130,431,385	$128,919,434	$126,574,501
Interim loans (full risk) servicing portfolio	25,893	40,139	40,139	40,000	71,680
Total servicing portfolio unpaid principal balance	$132,777,911	$131,963,765	$130,471,524	$128,959,434	$126,646,181

Interim Loan Joint Venture Managed Loans (1)	$570,299	$711,541	$710,041	$736,320	$895,491

At-risk servicing portfolio (2)	$60,122,274	$59,498,851	$58,801,055	$57,857,659	$56,430,098
Maximum exposure to at-risk portfolio (3)	12,222,290	12,088,698	11,949,041	11,750,068	11,346,580
Defaulted loans(4)	48,560	63,264	27,214	—	36,983

Defaulted loans as a percentage of the at-risk portfolio	0.08%	0.11%	0.05%	0.00%	0.07%
Allowance for risk-sharing as a percentage of the at-risk portfolio	0.05	0.05	0.05	0.05	0.06
Allowance for risk-sharing as a percentage of maximum exposure	0.25	0.25	0.26	0.26	0.29

(1)	This balance consists entirely of interim loan joint venture managed loans. We indirectly share in a portion of the risk of loss associated with interim loan joint venture managed loans through our 15% equity ownership in the joint venture. We had no exposure to risk of loss for the loans serviced directly for our interim loan joint venture partner. The balance of this line is included as a component of assets under management in the Supplemental Operating Data table.
(2)	At-risk servicing portfolio is defined as the balance of Fannie Mae DUS loans subject to the risk-sharing formula described below, as well as a small number of Freddie Mac loans on which we share in the risk of loss. Use of the at-risk portfolio provides for comparability of the full risk-sharing and modified risk-sharing loans because the provision and allowance for risk-sharing obligations are based on the at-risk balances of the associated loans. Accordingly, we have presented the key statistics as a percentage of the at-risk portfolio.

For example, a $15 million loan with 50% risk-sharing has the same potential risk exposure as a $7.5 million loan with full DUS risk sharing. Accordingly, if the $15 million loan with 50% risk-sharing were to default, we would view the overall loss as a percentage of the at-risk balance, or $7.5 million, to ensure comparability between all risk-sharing obligations. To date, substantially all of the risk-sharing obligations that we have settled have been from full risk-sharing loans.

(3)	Represents the maximum loss we would incur under our risk-sharing obligations if all of the loans we service, for which we retain some risk of loss, were to default and all of the collateral underlying these loans was determined to be without value at the time of settlement. The maximum exposure is not representative of the actual loss we would incur.
(4)	Defaulted loans represent loans in our Fannie Mae at-risk portfolio that are probable of foreclosure or that have foreclosed and for which we have recorded a collateral-based reserve (i.e. loans where we have assessed a probable loss). Other loans that are delinquent but not foreclosed or that are not probable of foreclosure are not included here. Additionally, loans that have foreclosed or are probable of foreclosure but are not expected to result in a loss to us are not included here.

Second quarter 2024 Earnings Release

ADJUSTED FINANCIAL MEASURE RECONCILIATION TO GAAP

Unaudited

	Quarterly Trends					Six months ended
						June 30,
(in thousands)	Q2 2024	Q1 2024	Q4 2023	Q3 2023	Q2 2023	2024	2023
Reconciliation of Walker & Dunlop Net Income to Adjusted EBITDA
Walker & Dunlop Net Income	$22,663	$11,866	$31,599	$21,458	$27,635	$34,529	$54,300
Income tax expense	7,902	2,864	10,331	7,069	10,491	10,766	17,626
Interest expense on corporate debt	17,874	17,659	18,598	17,594	17,010	35,533	32,284
Amortization and depreciation	56,043	55,891	56,015	57,479	56,292	111,934	113,258
Provision (benefit) for credit losses	2,936	524	636	421	(734)	3,460	(11,509)
Net write-offs (1)	—	—	—	(2,008)	(6,033)	—	(6,033)
Stock-based compensation expense	6,862	6,230	5,374	7,427	7,898	13,092	15,041
MSR income	(33,349)	(20,898)	(34,471)	(35,375)	(42,058)	(54,247)	(72,071)
Write-off of unamortized premium from corporate debt repayment	—	—	—	—	—	—	(4,420)
Goodwill impairment, net of contingent consideration liability fair value adjustments	—	—	(500)	—	—	—	—
Adjusted EBITDA	$80,931	$74,136	$87,582	$74,065	$70,501	$155,067	$138,476

(1)	The net write-off in Q2 2023 was related to the write off of the collateral-based reserves related to a loan held for investment.

Second quarter 2024 Earnings Release

ADJUSTED FINANCIAL MEASURE RECONCILIATION TO GAAP BY SEGMENT

Unaudited

	Capital Markets
	Three months ended June 30,		Six months ended June 30,
(in thousands)	2024	2023	2024	2023
Reconciliation of Walker & Dunlop Net Income to Adjusted EBITDA
Walker & Dunlop Net Income (Loss)	$11,039	$16,107	$4,339	$16,611
Income tax expense (benefit)	3,359	5,572	1,615	6,076
Interest expense on corporate debt	5,299	4,727	10,150	8,996
Amortization and depreciation	1,138	1,089	2,275	2,275
Stock-based compensation expense	3,982	4,229	8,039	9,092
MSR income	(33,349)	(42,058)	(54,247)	(72,071)
Adjusted EBITDA	$(8,532)	$(10,334)	$(27,829)	$(29,021)

	Servicing & Asset Management
	Three months ended June 30,		Six months ended June 30,
(in thousands)	2024	2023	2024	2023
Reconciliation of Walker & Dunlop Net Income to Adjusted EBITDA
Walker & Dunlop Net Income (Loss)	$40,432	$35,732	$83,715	$86,816
Income tax expense (benefit)	16,521	14,787	27,674	27,891
Interest expense on corporate debt	10,946	10,707	22,137	20,289
Amortization and depreciation	53,173	53,550	106,244	107,560
Provision (benefit) for credit losses	2,936	(734)	3,460	(11,509)
Net write-offs(1)	—	(6,033)	—	(6,033)
Stock-based compensation expense	494	450	929	840
Write-off of unamortized premium from corporate debt repayment	—	—	—	(4,420)
Adjusted EBITDA	$124,502	$108,459	$244,159	$221,434

	Corporate
	Three months ended June 30,		Six months ended June 30,
(in thousands)	2024	2023	2024	2023
Reconciliation of Walker & Dunlop Net Income to Adjusted EBITDA
Walker & Dunlop Net Income (Loss)	$(28,808)	$(24,204)	$(53,525)	$(49,127)
Income tax expense (benefit)	(11,978)	(9,868)	(18,523)	(16,341)
Interest expense on corporate debt	1,629	1,576	3,246	2,999
Amortization and depreciation	1,732	1,653	3,415	3,423
Stock-based compensation expense	2,386	3,219	4,124	5,109
Adjusted EBITDA	$(35,039)	$(27,624)	$(61,263)	$(53,937)

(1)	The net write-off in Q2 2023 was related to the write off of the collateral-based reserves related to a loan held for investment.

Second quarter 2024 Earnings Release

ADJUSTED CORE EPS RECONCILIATION

Unaudited

	Quarterly Trends					Six months ended
						June 30,
(in thousands)	Q2 2024	Q1 2024	Q4 2023	Q3 2023	Q2 2023	2024	2023
Reconciliation of Walker & Dunlop Net Income to Adjusted Core Net Income
Walker & Dunlop Net Income	$22,663	$11,866	$31,599	$21,458	$27,635	$34,529	$54,300
Provision (benefit) for credit losses	2,936	524	636	421	(734)	3,460	(11,509)
Net write-offs(1)	—	—	—	(2,008)	(6,033)	—	(6,033)
Amortization and depreciation	56,043	55,891	56,015	57,479	56,292	111,934	113,258
MSR income	(33,349)	(20,898)	(34,471)	(35,375)	(42,058)	(54,247)	(72,071)
Goodwill impairment	—	—	48,000	14,000	—	—	—
Contingent consideration accretion and fair value adjustments	822	512	(47,637)	(13,426)	176	1,334	353
Income tax expense adjustment(2)	(7,413)	(7,543)	(5,916)	(5,285)	(2,227)	(16,063)	(5,990)
Adjusted Core Net Income	$41,702	$40,352	$48,226	$37,264	$33,051	$80,947	$72,308

Reconciliation of Diluted EPS to Adjusted core EPS
Walker & Dunlop Net Income	$22,663	$11,866	$31,599	$21,458	$27,635	$34,529	$54,300
Diluted weighted-average shares outstanding	33,154	33,048	32,941	32,895	32,851	33,101	32,834
Diluted EPS	$0.67	$0.35	$0.93	$0.64	$0.82	$1.02	$1.61

Adjusted Core Net Income	$41,702	$40,352	$48,226	$37,264	$33,051	$80,947	$72,308
Diluted weighted-average shares outstanding	33,154	33,048	32,941	32,895	32,851	33,101	32,834
Adjusted Core EPS	$1.23	$1.19	$1.42	$1.11	$0.98	$2.39	$2.14

(1)
The net write-off in Q2 2023 was related to the write off of the collateral-based reserves related to a loan held for investment.
(2)
Income tax impact of the above adjustments to adjusted core net income. Uses quarterly or annual effective tax rate as disclosed in the Condensed Consolidated Statements of Income and Comprehensive Income in this “press release.”